Exhibit 23

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KeyCorp Second Amended and Restated Discounted Stock Purchase Plan of our reports dated February 22, 2021, with respect to the consolidated financial statements of KeyCorp and the effectiveness of internal control over financial reporting of KeyCorp included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

May 13, 2021